SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  May 10, 1999


                                 JNS MARKETING
                        --------------------------------
             (Exact name of registrant as specified in its charter)



     Colorado                       0-13215                  84-0940146
-------------------                ----------               ------------
(State or other                    (Commission              (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


              10200 W. 44th Ave., Suite 400, Wheat Ridge, CO 80033
             -----------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 422-8127

c/o  Schlueter &  Associates,  PC 1050 17th  Street,  Suite 1700
----------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 1.           Changes in Control of Registrant

                  On February 19, 1999, Walter Galdenzi entered into a Share Purchase Agreement with four principal shareholders of JNS Marketing, Inc. in which Mr. Galdenzi agreed to acquire 225,000 shares of common stock of registrant. Such shares being purchased represent 89.3% of the outstanding capital stock of the Company. Mr. Galdenzi contemplates listing the Company on the OTCBB and seeking a merger or acquisition for the Company.

Item 2.           Acquisition or Disposition of Assets

                  None.

Item 3.           Bankruptcy or Receivership

                  None.

Item 4.           Changes in Accountants

                  None.

Item 5.           Other Events

                  Walter Galdenzi was appointed President of the Company and Susan Galdenzi was appointed Secretary.

                  Mr. Galdenzi also entered into an agreement to issue 150,000 shares of common stock of registrant to be registered on Form S-8 (if applicable) upon completion of an acquisition and listing of the Company for trading on the OTC Bulletin Board.

Item 6.           Resignation of Directors/Appointment of Directors

                  Walter Galdenzi has been appointed a Director of the Registrant After compliance with Section 14f of the Securities Exchange Act of 1934, Susan Galdenzi will be appointed to the Board of Directors, and David Gregarek and Frederick Huttner will resign. Henry F. Schlueter resigned as a Director effective May 7, 1999.

Item 7.           Financial Statements Pro Forma Financial & Exhibits

                  Not Applicable.

Exhibits               7.1    Share Purchase Agreement
                       7.2    Stock Compensation Agreement
                       7.3    Fee Agreement

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 1999                       KIMBELL deCAR CORPORATION


                                         By:/s/ Walter Galdenzi
                                            ---------------------------
                                            Walter Galdenzi
                                            President